Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and six months ended June 30, 2017 and 2016

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$25.7	$26.0
Restricted cash	9.9	9.3
Accounts receivable - trade, unbilled and other	38.6	34.8
Accounts receivable - related party	36.6	40.2
Current portion of derivative instruments asset	2.8	4.1
Inventory	17.9	14.5
Prepayments and other current assets	11.7	6.3
Total current assets	143.2	135.2

Property, plant, and equipment, net	590.0	613.7
Equity investment in unconsolidated affiliates	204.2	266.8
Power purchase agreements and intangible assets, net	227.4	246.2
Goodwill	36.1	36.1
Derivative instruments asset	2.8	4.6
Other assets	3.9	5.2
Total assets	$1,207.6	$1,307.8

Liabilities
Current liabilities:
Accounts payable	$1.9	$3.7
Related party payables	27.4	26.3
Accrued interest	0.3	0.3
Other accrued liabilities	22.1	17.5
Current portion of long-term debt	104.5	109.4
Current portion of derivative instruments liability	4.8	6.0
Other current liabilities	2.9	1.8
Total current liabilities	163.9	165.0

Long-term debt, net of unamortized discount and deferred financing costs	654.7	697.0
Derivative instruments liability	18.0	14.8
Deferred income taxes	44.2	69.2
Power purchase and fuel supply agreement liabilities, net	24.7	25.3
Other long-term liabilities	52.8	51.6
Total liabilities	958.3	1,022.9

Commitments and contingencies

Equity
Partners’ capital	1,156.7	1,202.0
Accumulated other comprehensive loss	(139.7)	(146.5)
Retained deficit	(989.0)	(991.9)
Total APLP Holdings Limited Partnership equity	28.0	63.6
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	249.3	284.9
Total liabilities and equity	$1,207.6	$1,307.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Project revenue:
Energy sales	$37.4	$42.5	$71.6	$92.1
Energy capacity revenue	23.3	32.3	39.5	60.9
Other	55.7	15.6	97.5	37.7
	116.4	90.4	208.6	190.7
Project expenses:
Fuel	21.3	32.1	47.1	67.6
Operations and maintenance	21.1	26.1	39.4	44.8
Depreciation and amortization	27.6	23.6	55.3	46.6
	70.0	81.8	141.8	159.0
Project other income (expense):
Change in fair value of derivative instruments	(2.5)	13.0	(4.2)	14.1
Equity in (loss) earnings of unconsolidated affiliates	(54.5)	7.6	(45.4)	18.3
Interest expense, net	(0.6)	(0.6)	(1.1)	(1.3)
Other income	—	0.1	—	—
	(57.6)	20.1	(50.7)	31.1
Project (loss) income	(11.2)	28.7	16.1	62.8

Administrative and other expenses:
Administration	1.0	0.6	2.0	0.9
Interest, net	13.4	46.5	28.4	67.0
Foreign exchange loss	4.4	0.5	6.3	9.6
Other expense	4.2	7.2	8.0	7.1
	23.0	54.8	44.7	84.6
Loss before income taxes	(34.2)	(26.1)	(28.6)	(21.8)
Income tax benefit	(22.9)	(17.3)	(23.3)	(15.7)
Net loss	(11.3)	(8.8)	(5.3)	(6.1)
Net income attributable to preferred shares of a subsidiary company	2.1	2.1	4.3	4.2
Net loss attributable to APLP Holdings Limited Partnership	$(13.4)	$(10.9)	$(9.6)	$(10.3)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	June 30,
	2017	2016
Cash provided by operating activities:
Net loss	$(5.3)	$(6.1)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	55.3	46.6
Loss on sale of assets	—	0.2
Stock-based compensation expense	1.1	0.9
Distributions from unconsolidated affiliates	17.2	23.5
Equity in loss (earnings) from unconsolidated affiliate	45.4	(18.3)
Unrealized foreign exchange loss	6.3	9.9
Change in fair value of derivative instruments	4.1	(14.1)
Amortization of debt discount and deferred financing costs	—	33.8
Change in deferred income taxes	(25.1)	(17.5)
Change in other operating balances
Accounts receivable	(0.3)	(12.2)
Inventory	(3.3)	(0.3)
Prepayments, supplies and other assets	4.1	(0.5)
Accounts payable	(4.1)	(3.3)
Accruals and other liabilities	1.3	(2.0)
Cash provided by operating activities	96.7	40.6

Cash (used in) provided by investing activities:
Change in restricted cash	(0.6)	1.0
Reimbursement of costs for third party construction project	—	4.7
Purchase of property, plant and equipment	(4.2)	(2.0)
Cash (used in) provided by investing activities	(4.8)	3.7

Cash used in financing activities:
Dividends paid to Parent	(31.1)	(235.2)
Dividends paid on preferred shares of a subsidiary company	(4.2)	(4.2)
Repayment of debt	(56.9)	(508.0)
Proceeds from senior secured term loan facility, net of discount	—	682.9
Deferred financing costs	—	(15.9)
Cash used in financing activities	(92.2)	(80.4)

Net decrease in cash and cash equivalents	(0.3)	(36.1)
Cash and cash equivalents at beginning of period	26.0	60.3
Cash and cash equivalents at end of period	$25.7	$24.2

Supplemental cash flow information
Interest paid	$26.3	$24.8
Taxes paid	$2.2	$1.9
Accruals for construction	$1.3	$1.0